Exhibit 10.71

October 24, 2006
Arthur Becker
Chief Executive Officer
NaviSite, Inc.
Dear Arthur,
NaviSite’s Board of Directors has approved a program to provide incentive compensation to members of NaviSite’s Executive Team. As a key member of the company’s Executive Team you are eligible to participate in this 2007 Executive Incentive Program.
Your fiscal 2007 annualized total target cash compensation is $600,000, comprised of your base salary and target incentive. In addition, you have a significant Over-Achievement bonus opportunity. Your FY 2007 compensation package includes:

Base Salary (effective August 1, 2006)	$350,000
Target Incentive at 100% of Plan	$250,000

Over-Achievement Bonus Opportunity	$120,000
Your Target Incentive payment will be paid for performance up to 100% of plan and will be based upon attainment of the weighted performance metrics as outlined below:

				%	%
Weight	Performance Metric	Target		Achieve	Payout
75%	Corporate EBITDA	$28,000,000	*	85%	70%
				90%	80%
				95%	90%
				100%	100%

25%	Corporate Revenue	$130,249,000		90%	70%
				93%	80%
				96%	90%
				100%	100%

*	Excludes accrual for 2007 Executive Incentive Program
The Over-Achievement Bonus will be paid for achievement of Corporate EBITDA between $28MM* and $32MM*. You must meet your individual on-plan EBITDA target threshold to participate in the Over-Achievement Bonus. The over plan achievement rate of an additional $4MM in EBITDA will be applied to your “Over-Achievement Bonus Opportunity” of $120,000. The percent payout of your Over-Achievement Bonus will equal the percent achievement of the incremental $4 million of Corporate EBITDA.
NaviSite, Inc.
400 Minuteman Road, Andover, MA 01810
Phone: 978.682.8300 Fax: 978.688.8100
www.navisite.com

For example:	Corp EBITDA $3MM / $4MM 75% x $120,000	= $31MM = 75% = $90,000
As with any compensation plan, NaviSite reserves the right to make changes to the 2007 Executive Incentive plan as needed. For example, if the business changes as the result of a major acquisition or disposition, plan targets may be revisited.
The intent of this plan is to provide exceptional compensation opportunity in return for exceptional results, and it reflects the confidence that the Board of Directors has in you and in the talent of the Navisite executive team.
Regards,
/s/ Larry Schwartz
Larry Schwartz
Chair – Compensation Committee
NaviSite Board of Directors

/s/ Arthur Becker	10/25/06

Signed – Arthur Becker
NaviSite, Inc.
400 Minuteman Road, Andover, MA 01810
Phone: 978.682.8300 Fax: 978.688.8100
www.navisite.com